                                                                    EXHIBIT 4.20

    PARTIAL RECONVEYANCE OF DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
       FIXTURE FILING AND SECURITY AGREEMENT, AND RELEASE OF FINANCING
                                   STATEMENT


     The undersigned is the Trustee under that certain Deed of Trust, Assignment of Leases and Rents, Fixture Filing and Security Agreement (the "Deed of Trust") executed by JAFRA COSMETICS INTERNATIONAL, INC., a Delaware corporation, as Trustor, TITLESERV AGENCY OF NEW YORK CITY, INC., as original Trustee, for the benefit of CREDIT SUISSE FIRST BOSTON, as Administrative and Collateral Agent, as Beneficiary, and recorded on May 6, 1998 as Instrument No. 98-069989, in the official Records of Ventura County, State of California (the "Records"), and

     As such duly appointed and substituted Trustee, the undersigned does hereby reconvey to the person or persons legally entitled thereto, without warranty, all the estate, right, title and interest acquired by the original Trustee and by the undersigned as the substituted Trustee under the Deed of Trust in and to that portion of the Trust Property described on the attached Exhibit "A", which is incorporated herein by this reference (the "Released Property"). The undersigned, as secured party, does also hereby release and reconvey the Released Property from that certain Financing Statement recorded in the Records on May 14, 1998 as Instrument No. 98-075657.

Dated as of November 29, 1999
            -----------  ----


                                       BENEFICIARY AND SUBSTITUTED
                                       TRUSTEE:

                                       CREDIT SUISSE FIRST BOSTON,
                                       as Administrative and Collateral Agent


                                       By:  /s/ Robert Hetu  /s/ Bill O'Daly
                                            ------------------------------------
                                       Name:    Robert Hetu      Bill O'Daly
                                             ----------------------------------
                                       Title:   Vice President   Vice President
                                               ---------------------------------

STATE OF NEW YORK

COUNTY OF NEW YORK

     On November 29, 1999 before me, Merna F. Spitzer, a Notary Public in and
        ------------------           ----------------
for said State, personally appeared Robert Hetu, personally known to me (or
                                    -------------
proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is /are subscribed to the within instrument and acknowledged to me that he/she/they executed the same on his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

Signature: /s/ Merna F. Spitzer
           --------------------

Merna F. Spitzer
Notary Public, State of New York
No. 31-4786538
Qualified in New York County
Commission Expires March 30, 2001

STATE OF NEW YORK

COUNTY OF NEW YORK

     On December 1, 1999 before me, Marie Giacobbe, a Notary Public in and
        ----------------            --------------
for said State, personally appeared Bill O'Daly, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

Signature: /s/ Marie Giacobbe
           ------------------

Marie Giacobbe
Notary Public, State of New York
No. 01G16015100
Qualified in Kings County
Certificate Filed in New York County
Commission Expires Oct. 26, 2000

                                   EXHIBIT A


Lot 5 of Tract 1921-2, in the City of Thousand Oaks, County of Ventura, State of California, as per map recorded in Book 51, Pages 85 to 88 inclusive of maps, in the office of the County Recorder of said county.